Exhibit 99.1

TransMontaigne Partners LLC

TRANSMONTAIGNE PARTNERS LLC CLOSES ON THE SALE OF ITS FISHER ISLAND, MIAMI TERMINAL

DENVER – October 9, 2025 – TransMontaigne Partners LLC (“TransMontaigne”) today announced the closing of the sale of its terminal facility located on Fisher Island, Miami Florida.

The Fisher Island terminal has active capacity of approximately 700,000 barrels for the storage of marine fuels. The purchase price was $180 million. Effective as of the closing, TransMontaigne leased the terminal from the buyer to allow TransMontaigne to continue its existing operations servicing its current customer agreements.

Proceeds from the sale of the terminal were used for the repayment of certain term debt obligations.

About TransMontaigne

TransMontaigne Partners LLC is an integrated terminaling, storage, transportation and related services company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, in the Southeast, in the Pacific Northwest and along the West Coast. TransMontaigne provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of bulk liquids. News and additional information about TransMontaigne Partners LLC is available at www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although TransMontaigne believes that such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from TransMontaigne’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the TransMontaigne’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 27, 2025. Any forward-looking statement made by TransMontaigne in this press release is based only on information currently available to TransMontaigne and speaks only as of the date on which it is made. TransMontaigne undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Matthew White

prelease@transmontaigne.com

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